Exhibit 99.1

INSPERITY ANNOUNCES THIRD QUARTER RESULTS

•	Q3 Adjusted EPS increases 32% to $0.37
•	Q3 Revenues increase 14% on worksite employee growth of 9%
•	YTD Adjusted EPS increases 100% to $1.12
•	Repurchase of 670,000 shares in Q3 and 896,000 year to date

HOUSTON – Nov. 1, 2011 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the third quarter and nine months ended Sept. 30, 2011.  For the third quarter, the company reported adjusted diluted earnings per share of $0.37, a 32.1% increase over the 2010 period. These earnings exclude costs of $0.17 per share arising from two previously reported non-operational items and $0.04 per share related to the company’s rebranding initiative.  Adjusted net income of $9.6 million excludes $4.5 million of after-tax costs associated with the two non-operational items and $1.1 million of after-tax costs related to the rebranding initiative.  In accordance with generally accepted accounting principles (“GAAP”), net income for the third quarter of 2011 was $4.1 million, or $0.16 per diluted share.

“Solid execution of our rebranding and associated growth strategy was reflected in our unit growth and overall excellent third quarter results,” said Paul J. Sarvadi, Insperity chairman and chief executive officer.  “We expect further development of our cross-selling initiatives within our fall selling campaign to position the company for an exciting 2012.”

Revenues for the third quarter of 2011 increased 13.9% over the 2010 quarter due to a 9.0% increase in the average number of worksite employees paid per month and a 4.5% increase in revenues per worksite employee per month.

Gross profit increased 18.1% over the third quarter of 2010 to $87.0 million.  The average gross profit per worksite employee per month increased $18, or 7.9%, to $245 in the third quarter of 2011 from $227 in the 2010 period.  This increase was attributable to improved results in each of the company’s Workforce Optimization™ (PEO) direct cost programs and a higher contribution from the company’s adjacent businesses.

Operating expenses increased 18.4% to $72.9 million compared to the third quarter of 2010, including costs of $1.8 million associated with the company’s rebranding initiative.  Operating expenses per worksite employee per month increased 9.0% to $206 in the 2011 period from $189 in the 2010 period.

Other non-operational expenses totaling $7.5 million included a $4.4 million loss related to the exchange of a corporate aircraft and a $3.1 million loss related to the settlement of a dispute with the Employment Development Department of the State of California, as previously disclosed.

Insperity, Inc.

Year-to-Date Results

For the nine months ended Sept. 30, 2011, the company reported adjusted diluted earnings per share of $1.12, a 100.0% increase over the 2010 period.  These earnings exclude costs of $0.17 per share arising from two previously reported non-operational items and $0.21 per share related to the company’s rebranding initiative.  Adjusted net income of $29.7 million excludes $4.5 million of after-tax costs associated with the two non-operational items and $5.6 million of after-tax costs associated with the company’s rebranding initiative. On a GAAP basis, net income for the nine months ended Sept. 30, 2011 was $19.6 million, or $0.74 per diluted share.

Year-to-date revenues were $1.5 billion, an increase of 15.3% over the 2010 period.  Gross profit for the nine months ended Sept. 30, 2011, increased 20.3% to $261.8 million.  The average gross profit per worksite employee per month increased $24, or 10.5%, to $253 in the 2011 period from $229 in the 2010 period.

Year-to-date operating expenses increased 14.4% over the first nine months of 2010 to $221.2 million, primarily due to rebranding costs of approximately $9.7 million, and expenses of $6.8 million associated with acquisitions made in mid 2010 and early 2011. On a per worksite employee per month basis, operating expenses increased 5.4% to $214 in the 2011 period from $203 in the 2010 period.

Adjusted EBITDA plus stock-based compensation, excluding the $7.5 million in costs associated with the two non-operational items, increased 39.2% to $59.3 million compared to the first nine months of 2010.  Cash outlays included an upfront payment of $10.8 million related to the acquisition of desktop and software-as-a-service products and other assets of OrgPlus, dividends of $11.9 million, capital expenditures of $23.4 million and share repurchases of $22.5 million.  The company received a $10.0 million scheduled reimbursement from its workers’ compensation program during the first nine months of 2011.  Working capital at Sept. 30, 2011, was $129.1 million.

“Our strong balance sheet and cash flow has allowed us to execute our growth acceleration plan in a challenging economy while we also pursue strategic acquisitions,” said Douglas S. Sharp, senior vice-president of finance, chief financial officer and treasurer.  “Additionally, we continue to provide a strong return to shareholders in the form of increased dividends and recent share repurchase activity.”

Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, give guidance for the fourth quarter and answer questions from investment analysts.  To listen in, call 877-651-0053 and use conference i.d. number 18060517.  The call will also be webcast at http://ir.insperity.com. The conference call script and company guidance will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 18060517, for one week.  The webcast will be archived for one year.

Insperity, Inc.

Insperity, a trusted advisor to America’s best businesses for more than 25 years, provides an array of human resources and business solutions designed to help improve business performance. InsperityTM Business Performance Advisors offer the most comprehensive Workforce OptimizationTM solution in the marketplace that delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity.  Additional offerings include MidMarket SolutionsTM, Performance Management, Expense Management, Time and Attendance, Organizational Planning, Recruiting Services, Employment Screening, Retirement Services, Insurance Services and Technology Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees.  With 2010 revenues in excess of $1.7 billion, Insperity operates in 56 offices throughout the United States.  For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions.  Forward-looking statements involve a number of risks and uncertainties.  In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing.  Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results.  We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made.  These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict.  In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate.  Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are: (i) continued effects of the economic recession and general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers and other insurers, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected return on our Adjacent Business Strategy, including acquisitions; and (x) an adverse final judgment or settlement of claims against Insperity.  These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission.  Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	September 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Cash and cash equivalents	$169,910	$234,829
Restricted cash	42,812	41,204
Marketable securities	55,394	43,367
Accounts receivable	162,338	142,107
Prepaid insurance and other current assets	26,149	33,506
Income taxes receivable	989	1,808
Deferred income taxes	1,751	1,267
Total current assets	459,343	498,088

Property and equipment, net	88,452	76,027
Prepaid health insurance	9,000	9,000
Deposits	49,368	54,371
Goodwill and other intangible assets, net	28,867	21,251
Other assets	1,440	1,108
Total assets	$636,470	$659,845

Liabilities and Stockholders’ Equity
Accounts payable	$2,659	$3,309
Payroll taxes and other payroll deductions payable	104,204	145,096
Accrued worksite employee payroll cost	130,788	109,697
Accrued health insurance costs	5,209	15,419
Accrued workers’ compensation costs	45,316	42,081
Accrued corporate payroll and commissions	22,296	23,743
Other accrued liabilities	19,778	14,264
Total current liabilities	330,250	353,609

Accrued workers’ compensation costs	58,508	55,730
Other accrued liabilities	—	1,261
Deferred income taxes	9,260	8,850
Total noncurrent liabilities	67,768	65,841

Stockholders’ equity:
Common stock	309	309
Additional paid-in capital	136,111	135,607
Treasury stock, cost	(134,697)	(124,464)
Accumulated other comprehensive income, net of tax	52	21
Retained earnings	236,677	228,922
Total stockholders’ equity	238,452	240,395
Total liabilities and stockholders’ equity	$636,470	$659,845

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2011	2010	Change	2011	2010	Change

Operating results:
Revenues (gross billings of $2.835 billion, $2.444 billion, $8.454 billion and $7.274 billion, less worksite employee payroll cost of $2.363 billion, $2.030 billion, $6.973 billion and $5.990 billion, respectively)	$471,821	$414,146	13.9%	$1,481,105	$1,284,226	15.3%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	384,792	340,460	13.0%	1,219,276	1,066,498	14.3%
Gross profit	87,029	73,686	18.1%	261,829	217,728	20.3%
Operating expenses:
Salaries, wages and payroll taxes	39,494	34,866	13.3%	117,558	108,558	8.3%
Stock-based compensation	2,109	1,970	7.1%	6,455	6,148	5.0%
Commissions	3,399	2,889	17.7%	9,750	8,494	14.8%
Advertising	5,235	2,605	101.0%	18,280	11,180	63.5%
General and administrative expenses	18,912	15,546	21.7%	57,828	47,674	21.3%
Depreciation and amortization	3,786	3,732	1.4%	11,335	11,266	0.6%
Total operating expenses	72,935	61,608	18.4%	221,206	193,320	14.4%
Operating income	14,094	12,078	16.7%	40,623	24,408	66.4%
Other income (expense):
Interest, net	245	286	(14.3)%	829	744	11.4%
Other, net	(7,501)	—	—	(7,497)	—	—
Income before income tax expense	6,838	12,364	(44.7)%	33,955	25,152	35.0%
Income tax expense	2,739	5,130	(46.6)%	14,329	10,501	36.5%
Net income	$4,099	$7,234	(43.3)%	$19,626	$14,651	34.0%
Less net income allocated to participating securities	(120)	(214)	(43.9)%	(582)	(428)	36.0%
Net income allocated to common shares	$3,979	$7,020	(43.3)%	$19,044	$14,223	33.9%
Basic net income per share of common stock	$0.16	$0.28	(42.9)%	$0.75	$0.56	33.9%
Diluted net income per share of common stock	$0.16	$0.28	(42.9)%	$0.74	$0.56	32.1%

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
	2011	2010	Change	2011	2010	Change

Statistical data:
Average number of worksite employees paid per month	118,226	108,440	9.0%	115,097	105,603	9.0%
Revenues per worksite employee per month (1)	$1,330	$1,273	4.5%	$1,430	$1,351	5.8%
Gross profit per worksite employee per month	245	227	7.9%	253	229	10.5%
Operating expenses per worksite employee per month	206	189	9.0%	214	203	5.4%
Operating income per worksite employee per month	40	37	8.1%	39	26	50.0%
Net income per worksite employee per month	12	22	(45.5)%	19	15	26.7%

(1) Gross billings of $7,992, $7,513, $8,161 and $7,653 per worksite employee per month, less payroll cost of $6,662, $6,240, $6,731 and $6,302 per worksite employee per month, respectively.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change

Payroll cost (GAAP)	$2,362,941	$2,030,006	16.4%	$6,972,806	$5,989,681	16.4%
Less: Bonus payroll cost	174,668	105,674	65.3%	644,129	427,163	50.8%
Non-bonus payroll cost	$2,188,273	$1,924,332	13.7%	$6,328,677	$5,562,518	13.8%

Payroll cost per worksite employee (GAAP)	$6,662	$6,240	6.8%	$6,731	$6,302	6.8%
Less: Bonus payroll cost per worksite employee	492	325	51.4%	621	449	38.3%
Non-bonus payroll cost per worksite employee	$6,170	$5,915	4.3%	$6,110	$5,853	4.4%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees.  Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program.  As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

Insperity, Inc.

  Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change

Net income (GAAP)	$4,099	$7,234	(43.3)%	$19,626	$14,651	34.0%
Interest expense	19	—	—	19	—	—
Income tax expense	2,739	5,130	(46.6)%	14,329	10,501	36.5%
Depreciation and amortization	3,786	3,732	1.4%	11,335	11,266	0.6%
EBITDA	10,643	16,096	(33.9)%	45,309	36,418	24.4%
Stock-based compensation	2,109	1,970	7.1%	6,455	6,148	5.0%
Non-operational items	7,496	—	—	7,496	—	—
Adjusted EBITDA	$20,248	$18,066	12.1%	$59,260	$42,566	39.2%

EBITDA represents net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization expense.  Insperity management believes EBITDA is often a useful measure of the company’s operating performance, as it allows for additional analysis of the company’s operating results separate from the impact of taxes and capital and financing transactions on earnings.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change

Net income (GAAP)	$4,099	$7,234	(43.3)%	$19,626	$14,651	34.0%
Rebranding costs, net of tax	1,057	—	—	5,593	—	—
Non-operational items, net of tax	4,493	—	—	4,493	—	—
Adjusted net income	$9,649	$7,234	33.4%	$29,712	$14,651	102.8%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change

Diluted net income per share of common stock (GAAP)	$0.16	$0.28	(42.9)%	$0.74	$0.56	32.1%
Rebranding costs, net of tax	0.04	—	—	0.21	—	—
Non-operational items, net of tax	0.17	—	—	0.17	—	—
Adjusted diluted net income per share of common stock	$0.37	$0.28	32.1%	$1.12	$0.56	100.0%

Insperity, Inc.

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of the rebranding initiative and the two non-operational items (loss on aircraft exchange and California settlement), net of tax.  Insperity management believes adjusted net income is a useful measure of the company’s operating performance in this period, as it allows for additional analysis of the company’s operating results separate from the impact of these items.

Non-bonus payroll, EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies.  Non-bonus payroll, EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Insperity includes non-bonus payroll, EBITDA, adjusted net income and adjusted diluted net income per share of common stock in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.